Exhibit 99.2

Execution Copy

GUARANTEE AND PLEDGE AGREEMENT

made by

KADANT INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of May 9, 2005

i

8.3	Execution of Financing Statements	15
8.4	Authority of Administrative Agent	15

SECTION 9.	MISCELLANEOUS	16
9.1	Amendments in Writing	16
9.2	Notices	16
9.3	No Waiver by Course of Conduct; Cumulative Remedies	16
9.4	Enforcement Expenses; Indemnification	16
9.5	Successors and Assigns	16
9.6	Set-Off	16
9.7	Counterparts	17
9.8	Severability	17
9.9	Section Headings	17
9.10	Integration	17
9.11	GOVERNING LAW	17
9.12	Submission To Jurisdiction; Waivers	17
9.13	Acknowledgements	18
9.14	Additional Grantors; Additional Guarantors	18
9.15	Releases	18
9.16	WAIVER OF JURY TRIAL	19

SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Pledged Stock
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices

ii

GUARANTEE AND PLEDGE AGREEMENT

GUARANTEE AND PLEDGE AGREEMENT, dated as of May 9, 2005, made by Kadant Inc. (the “Borrower”), each of the Grantors (as defined herein) signatories hereto (together with each other entity that may become a party hereto as a Grantor as provided herein), and each of the Subsidiary Guarantors (as defined herein) signatories hereto (together with each other entity that becomes a party hereto as a Subsidiary Guarantor as provided herein), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of May 9, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower and the Foreign Subsidiary Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor and each Subsidiary Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement may be used in part to enable the Borrower and the Foreign Subsidiary Borrowers to make valuable transfers to one or more of the other Grantors and the Subsidiary Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower, the Foreign Subsidiary Borrowers, the other Grantors and the Subsidiary Guarantors are engaged in related businesses, and each Grantor and each Subsidiary Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower and the Foreign Subsidiary Borrowers under the Credit Agreement that the Borrower, the other Grantors and the Subsidiary Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower or the Foreign Subsidiary Borrowers thereunder, the Borrower, each other Grantor and each Subsidiary Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Certificated Security, Chattel Paper and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, the guarantee in Section 3 hereof, the interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements). For the avoidance of doubt, “Borrower Obligations” shall include all Foreign Subsidiary Borrower Obligations of all Foreign Subsidiary Borrowers.

“Collateral”: as defined in Section 4.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 7.2.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Borrower Obligations”: with respect to each Foreign Subsidiary Borrower, the collective reference to the unpaid principal of and interest on the Loans made to such Foreign Subsidiary Borrowers and Reimbursement Obligations of such Foreign Subsidiary Borrower and all other obligations and liabilities of such Foreign Subsidiary Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans made to such Foreign Subsidiary Borrower and Reimbursement Obligations of such Foreign Subsidiary Borrower and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Foreign Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Foreign Subsidiary Borrower pursuant to the terms of any of the foregoing agreements).

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2 and Section 3, as applicable) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: each Subsidiary Guarantor and for the purposes of Section 3 hereof only, the Borrower.

“Grantors”: the collective reference to the Borrower and each Domestic Subsidiary of the Borrower that owns or holds any Capital Stock of a “first-tier” Foreign Subsidiary of the Borrower, together with any other entity that may become a Grantor hereto as provided herein in Section 9.14 hereof.

“Issuers”: the collective reference to each issuer of any Pledged Stock.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, (ii) in the case of each Foreign Subsidiary Borrower, its Foreign Subsidiary Borrower Obligations and (iii) in the case of each Guarantor, its Guarantor Obligations.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any “first-tier” Foreign Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any “first-tier” Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

“Securities Act”: the Securities Act of 1933, as amended.

“Subsidiary Guarantor”: the collective reference to each Material Domestic Subsidiary of the Borrower, together with each other Domestic Subsidiary of the Borrower that may become a Subsidiary Guarantor as provided in Section 9.14 hereof.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE OF SUBSIDIARY GUARANTORS

2.1 Guarantee. (a) Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due and by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and the Foreign Subsidiary Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Subsidiary Guarantor agrees that the Borrower Obligations and the Foreign Subsidiary Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the Foreign Subsidiary Obligations and the obligations of each Subsidiary Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower and the Foreign Subsidiary Borrowers may be free from any Borrower Obligations and any Foreign Subsidiary Borrower Obligations, respectively.

(e) No payment made by the Borrower, any Foreign Subsidiary Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any Foreign Subsidiary Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Subsidiary Guarantor in respect of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations or any payment received or collected from such Subsidiary Guarantor in respect of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations ), remain liable for the Borrower Obligations (as reduced by any such payment) and the Foreign Subsidiary Borrower Obligations (as reduced by any such payment), up to the maximum liability of such Subsidiary Guarantor hereunder until the Borrower Obligations and the Foreign Subsidiary Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that, to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each

Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Subsidiary Guarantor hereunder or any set-off or application of funds of any Subsidiary Guarantor by the Administrative Agent or any Lender, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower, any Foreign Subsidiary Borrower or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any Foreign Subsidiary Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower and the Foreign Subsidiary Borrowers on account of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations, are paid in full in cash, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Subsidiary Guarantor and shall, forthwith upon receipt by such Subsidiary Guarantor be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations and the Foreign Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations and the Foreign Subsidiary Borrower Obligations. (a) Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations or Foreign Subsidiary Borrower Obligations continued, and the Borrower Obligations or the Foreign Subsidiary Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or the Foreign Subsidiary Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations or the Foreign Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any

Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, the Foreign Subsidiary Borrower Obligations and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower, each Foreign Subsidiary Borrower and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any Foreign Subsidiary Borrower or any of the Subsidiary Guarantors with respect to the Borrower Obligations and the Foreign Subsidiary Borrower Obligations. Each Subsidiary Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations, the Foreign Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any Foreign Subsidiary Borrower or any other Person against the Administrative Agent or any Lender; other than any right of defense, set-off or counterclaim specifically available to the Borrower, any Foreign Subsidiary Borrower or any other Person under the Loan Documents, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any Foreign Subsidiary Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, any Foreign Subsidiary Borrower of its Foreign Subsidiary Borrower Obligations, or of such Subsidiary Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any Foreign Subsidiary Borrower, any other Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations and the Foreign Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any Foreign Subsidiary Borrower, any other Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Foreign Subsidiary Borrower, any other Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Subsidiary Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Subsidiary Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or any of the Foreign Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any Foreign Subsidiary Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Foreign Subsidiary Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Subsidiary Guarantor hereby guarantees that payments due hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GUARANTEE OF BORROWER

3.1 Guarantee. (a) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Foreign Subsidiary Borrower when due (whether at the stated maturity, by acceleration or otherwise) of each such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations.

(b) The guarantee contained in this Section 3 shall remain in full force and effect until all of each Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations shall have been satisfied by payment in full in cash by such Foreign Subsidiary Borrower, no Letter of Credit issued on behalf of such Foreign Subsidiary Borrower shall be outstanding and the Commitments to extend credit to such Foreign Subsidiary Borrower shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement such Foreign Subsidiary Borrower may be free from its Foreign Subsidiary Borrower Obligations.

(c) No payment made by any Foreign Subsidiary Borrower, any Subsidiary Guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Foreign Subsidiary Borrower, any Subsidiary Guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower hereunder which shall, notwithstanding any such payment (other than any payment made by the Borrower in respect of such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations or any payment received or collected from the Borrower in respect of such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations), remain liable for such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations (as reduced by any such payment) until such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations are paid in full in cash, no Letter of Credit issued on behalf of such Foreign Subsidiary Borrower shall be outstanding and the Commitments to extend credit to such Foreign Subsidiary Borrower are terminated.

3.2 No Subrogation. Notwithstanding any payment made by the Borrower hereunder or any set-off or application of funds of the Borrower by the Administrative Agent or any Lender, the Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Foreign Subsidiary Borrower or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations, nor shall the Borrower seek or be entitled to seek any contribution or reimbursement from any Foreign Subsidiary Borrower in respect of payments made by the Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by such Foreign Subsidiary Borrower on account of its Foreign Subsidiary Borrower Obligations, are paid in full in cash, no Letter of Credit issued on behalf of such Foreign Subsidiary Borrower shall be outstanding and the Commitments to extend credit to such Foreign Subsidiary Borrower are terminated. If any amount shall be paid to the Borrower on account of such subrogation rights at any time when all of a Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations shall not have been paid in full in cash, such amount shall be held by the Borrower in trust for the Administrative Agent and the Lenders, segregated from other funds of the Borrower and shall, forthwith upon receipt by the Borrower be turned over to the Administrative Agent in the exact form received by the Borrower be (duly indorsed by the

Borrower to the Administrative Agent, if required), to be applied against such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

3.3 Amendments, etc. with respect to the Foreign Subsidiary Borrower Obligations. The Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower continued, and the Foreign Subsidiary Borrower Obligations of such Foreign Subsidiary Borrower, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of such Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for any Foreign Subsidiary Borrower’s Foreign Subsidiary Borrower Obligations or for the guarantee contained in this Section 3 or any property subject thereto.

3.4 Guarantees Absolute and Unconditional. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 3 or acceptance of the guarantee contained in this Section 3; the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 3; and all dealings between the Borrower or the Foreign Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the any Foreign Subsidiary Borrower with respect to the Foreign Subsidiary Borrower Obligations. The Borrower understands and agrees that the guarantee contained in this Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by such Foreign Subsidiary Borrower or any other Person against the Administrative Agent or any Lender, other than any right or defense, set-off or counterclaim specifically available to such Foreign Subsidiary Borrower or any other Person under the Loan Documents, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Foreign Subsidiary Borrower or the Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Foreign Subsidiary Borrower of its Foreign Subsidiary Borrower Obligations, or of the Borrower under the guarantee contained in this Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Foreign Subsidiary Borrowers, any Subsidiary Guarantor or any other Person or against any collateral security or guarantee for the Foreign Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any Foreign Subsidiary Borrower, any Subsidiary Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Foreign Subsidiary Borrower, any Subsidiary Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Borrower. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

3.5 Reinstatement. The guarantee contained in this Section 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Foreign Subsidiary Borrower Obligations of any Foreign Subsidiary Borrower is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of such Foreign Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Foreign Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.6 Payments. The Borrower hereby guarantees that payments due hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 4. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (if applicable):

(a) all Pledged Stock;

(b) all books and records pertaining to the Collateral; and

(c) to the extent not otherwise included, all Proceeds of any and all of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Pledged Stock, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower and the Foreign Subsidiary Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

5.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any U.S. federal, state or local public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement.

5.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests under U.S. federal, state and local law in all of the Collateral (to the extent that such interests can be perfected by such filings) in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for the Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the Funding Date.

5.3 Jurisdiction of Organization. On the date hereof and as of the Funding Date, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any), are specified on Schedule 4. With respect to any Grantor who shall become a party hereto after the date hereof, such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date such Grantor shall become a party hereto.

5.4 Pledged Stock. (a) The shares of Pledged Stock of each Issuer pledged by each such Grantor hereunder constitute Foreign Subsidiary Voting Stock and each relevant Issuer has no other issued or outstanding shares of Capital Stock other than voting Capital Stock. The shares of the Pledged Stock of each Issuer pledged by each such Grantor hereunder constitute 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

SECTION 6. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

6.1 Delivery of Certificated Securities. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall, if permitted by the applicable law of the jurisdiction in which the relevant Issuer is organized and otherwise reasonably practicable, be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

6.2 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest under U.S. federal, state and local law having at least the priority described in Section 5.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Pledged Stock and any other relevant Collateral, if permitted by the applicable law of the jurisdiction in which the relevant Issuer is organized and if otherwise reasonably practicable, taking any actions necessary under U.S. federal, state and local law to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

6.3 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 5.3 or (ii) change its name.

6.4 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

6.5 Pledged Stock. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same, or in the case of any such certificate, option or rights in respect of Foreign Subsidiary Voting Stock of any Issuer, 65% of the same, as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same, or in the case of any such certificate, option or rights in respect of Foreign Subsidiary Voting Stock of any Issuer, 65% of the same, forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate, or 65% of such certificate, as the case may be, duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (except pursuant to a transaction expressly permitted by the Credit Agreement or Section 6.5(a) hereof) (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

SECTION 7. REMEDIAL PROVISIONS

7.1 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 7.1(b), each Grantor shall be permitted to receive all cash and non-cash dividends and distributions paid in respect of the Pledged Stock (excluding distributions of additional shares of Pledged Stock) to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise, subject to any provisions of applicable law, (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Stock pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

7.2 Proceeds to be Turned Over To Administrative Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 7.3.

7.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantees set forth in Sections 2 and 3, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then due and owing and remaining unpaid to the Lenders;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Lenders according to the amounts of the Obligations then held by the Lenders; and

Fourth, any balance remaining after the Obligations shall have been indefeasibly paid in full in cash, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

7.4 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 7.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. The Administrative Agent shall provide at least 20 days notice of any proposed sale or other disposition of Collateral and such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

7.5 Deficiency. Each Grantor that is also a Subsidiary Guarantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay such Grantor’s Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 8. THE ADMINISTRATIVE AGENT

8.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(ii) execute, in connection with any sale provided for in Section 7.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Anything in Section 8.1(a) or (b) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in Section 8.1(a) or (b) unless an Event of Default shall have occurred and be continuing.

(d) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(e) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

8.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent after notice to, and consent of, such Grantor (which consent or non-consent shall be communicated within 5 days after such notice) to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral under U.S. federal, state or local law without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to Funding Date.

8.4 Authority of Administrative Agent. Each Grantor and each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent, the Grantors and the Subsidiary Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor nor Subsidiary Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 9. MISCELLANEOUS

9.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

9.2 Notices. All notices, requests and demands to or upon the Administrative Agent, any Grantor or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor or Grantor (other than the Borrower) shall be addressed to such Person at its notice address set forth on Schedule 1.

9.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

9.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or Section 3, as the case may be, or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c) The agreements in this Section 9.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

9.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and each Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor nor any Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

9.6 Set-Off. (a) Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Guarantor or other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

9.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors and the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.12 Submission To Jurisdiction; Waivers. Each Grantor and each Guarantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor or such Guarantor at its address referred to in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13 Acknowledgements. Each Grantor and each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors and the Guarantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors, the Guarantors and the Lenders.

9.14 Additional Grantors; Additional Guarantors. (a) Each Domestic Subsidiary that acquires, owns or holds the Capital Stock of a “first-tier” Foreign Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Grantor of an Assumption Agreement in the form of Annex 1 hereto.

(b) Each Material Domestic Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Agreement upon execution and delivery by such Material Domestic Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

(c) Each other Domestic Subsidiary (other than a Material Domestic Subsidiary) of the Borrower that voluntarily desires to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Subsidiary Guarantor for all purposes of this Agreement upon execution and delivery by such Domestic Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

9.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements) shall have been paid in full in cash, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, each Grantor and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such

Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement or it shall cease to be a Material Domestic Subsidiary of the Borrower; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, (i) in the case of a sale, transfer or other disposition of such Subsidiary Guarantor, a written request for release identifying the relevant Subsidiary Guarantor, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents or (ii) in the case of a change in such Subsidiary Guarantor’s status as a Material Domestic Subsidiary, a written request for release identifying the relevant Subsidiary Guarantor, together with a certification of the Borrower stating that such Subsidiary Guarantor no longer meets the requirements described in the definition of “Material Subsidiary” in Section 1.1 of the Credit Agreement.

9.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Pledge Agreement to be duly executed and delivered as of the date first above written.

KADANT INC., as a Guarantor

By:	/s/ THOMAS M. O’BRIEN
	Name:	Thomas M. O’Brien
	Title:	Executive Vice President and Chief Financial Officer

KADANT BLACK CLAWSON INC., as a Subsidiary Guarantor

By:	/s/ DANIEL J. WALSH
	Name:	Daniel J. Walsh
	Title:	Treasurer

KADANT GRANTEK INC., as a Subsidiary Guarantor

By:	/s/ DANIEL J. WALSH
	Name:	Daniel J. Walsh
	Title:	Treasurer

KADANT INTERNATIONAL HOLDINGS INC., as a Grantor and a Subsidiary Guarantor

By:	/s/ DANIEL J. WALSH
	Name:	Daniel J. Walsh
	Title:	Treasurer

KADANT WEB SYSTEMS INC., as a Subsidiary Guarantor

By:	/s/ DANIEL J. WALSH
	Name:	Daniel J. Walsh
	Title:	Treasurer

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Pledge Agreement dated as of May 9, 2005 (the “Agreement”), made by the Borrower, the Grantors and the Subsidiary Guarantors parties thereto for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 6.5(a) of the Agreement.

3. The terms of Sections 7.1(c) of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 7.1(c) of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex 1 to

Guarantee and Pledge Agreement

ASSUMPTION AGREEMENT, dated as of                     , 200  , made by                                          (the [“Additional Grantor”] [“Additional Guarantor”]), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Kadant Inc. (the “Borrower”), the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of May 9, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the [Additional Grantor] [Additional Guarantor]) have entered into the Guarantee and Pledge Agreement, dated as of May 9, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires or permits the [Additional Grantor] [Additional Guarantor] to become a party to the Guarantee and Pledge Agreement; and

WHEREAS, the [Additional Grantor] [Additional Guarantor] has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Pledge Agreement. By executing and delivering this Assumption Agreement, the [Additional Grantor] [Additional Guarantor], as provided in Section 9.14 of the Guarantee and Pledge Agreement, hereby becomes a party to the Guarantee and Pledge Agreement as a Grantor [and/or a] [Subsidiary Guarantor] thereunder with the same force and effect as if originally named therein as a Grantor [and/or a] [Subsidiary Guarantor] and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor [and/or a] [Subsidiary Guarantor] thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Pledge Agreement. [The [Additional Grantor] hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guarantee and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.]

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR] [ADDITIONAL GUARANTOR]

By:
Name:
Title:

2